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                                                                   EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-46991, 333-47059 and 333-47843 of FlexiInternational Software, Inc. on Form S-8 of our report (on the 1997 and 1996 financial statements of The Dodge Group, Inc.) dated June 24, 1998, appearing in this Current Report on Form 8-K/A of FlexiInternational Software, Inc. dated September 8 1998.



 /s/ Deloitte & Touche
-----------------------
Deloitte & Touche
Chartered Accountants
Hill House
1 Little New Street
London
EC4A 3TR

September 4 1998












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